UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

SPIRALFROG, INC.
(Exact name of registrant specified in its charter)

_______________________

Delaware	000-52707	14-1928717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Morton Street, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (718) 839-0941

 Copies to:

Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement;

Item 1.02   Termination of a Material Definitive Agreement;

Item 2.03   Creation of a Direct Financial Obligation;

Item 3.02   Unregistered Sales of Equity Securities.

    SpiralFrog, Inc. (the “Company”) entered into an Addendum on December 11, 2007 to its Amended and Restated Purchase Agreement of August 7, 2007,  wherein the existing and other investors increased  the aggregate principal amount purchased of Secured Exchangeable Notes (the “Notes”) from $11,000,000 to $13,000,000.  The Notes bear interest at 12 percent per annum, with interest payable quarterly, commencing January 15, 2008. The entire principal amount is due on April 19, 2008. The Notes are exchangeable into 2,325,582 common shares (the “Exchange Shares”) at the Exchange Price of $0.86, subject to certain adjustments.   In addition, the Investors received an additional 1,090,910 warrants (the “Warrants”) to purchase common stock (the “Warrant Shares”). The Company intends to use the net proceeds from the offering to fund the growth of the Company, including the acquisition of additional content for the site.

    Contemporaneously with the execution and delivery of the Addendum, the Investors that purchased the initial $11,000,000 of Notes and 6,000,000 Warrants executed and delivered a Registration Rights Termination Agreement dated as of December 11, 2007 pursuant to which the Company and Investors terminated the Registration Rights Agreement dated as of April 19, 2007 and the Company agreed to issue new Senior Secured Promissory Notes (the “New Notes”) for its failure to timely file a registration statement in the aggregate principal amount of $575,666.67 to the Investors on a pro-rata basis.  The New Notes have a maturity date of April 19, 2008 and are identical, in all material respects, to the Notes. In addition pursuant to the Registration Rights Termination Agreement, the Company granted certain demand and piggyback registration rights with respect to the Exchange Shares, the Warrant Shares and the shares underlying the New Notes..  In connection with the demand right, upon written notice from persons holding a majority of the principal amount of the Notes, including the New Notes, the Company will file a registration statement registering the Warrant Shares, Exchange Shares and the shares underlying the New Notes and shall use its best efforts to have such registration statement declared effective as soon as practicable thereafter.

    In the event that the Company fails to file a registration statement in accordance with a proper demand within 60 days after receiving a demand (the “Filing Deadline”), or in the event that the SEC does not declare the registration statement effective within ninety (90) days after filing (the “Effectiveness Deadline”), for reasons other than those related to a Rule 415 issue, the Company will be obligated to pay to each holder of Registrable Securities relating to such registration statement an amount in cash equal to (i) one and one-half percent (1.5%) of the aggregate Purchase Price (as such term is defined in the Purchase Agreement) of such Investor's Notes relating to the Registrable Securities included in such Registration within 3 business days following the 30th day after the Filing Deadline and (ii) two percent (2%) of the aggregate Purchase Price ( as such term is defined in the Purchase Agreement) of such Investors Notes relating to the Registrable Securities included in such Registration Statement (a) within 3 business days following the 60th day following the Filing Deadline and every  30th day thereafter that the Registration Statement is not filed and (b) within 3 business days following the 30th day following the Effectiveness Deadline and every 30th day thereafter that the Registration Statement is not declared effective by the SEC.

    The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act.

 Item 7.01 Regulation FD Disclosure

On December 27, 2007, the Company issued a press release concerning the foregoing matters. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01   Exhibits.

(d)	Exhibits.

10.1
Form of Securities Purchase Agreement, filed as an  exhibit to the Amended Registration Statement of Form 10SB filed with the Securities and Exchange Commission on June 2, 2007 and incorporated herein by reference.

10.2
Form of Registration Rights Agreement, filed as an  exhibit to the Amended Registration Statement of Form 10SB filed with the Securities and Exchange Commission on June 2, 2007 and incorporated herein by reference.

10.3
Form of Amended and Restated Securities Purchase Agreement, filed as an exhibit to the Amended Registration Statement of Form 10SB/A filed with the Securities and Exchange Commission on August 20, 2007 and incorporated herein by reference.

10.4	Addendum to Amended and Restated Security Purchase Agreement entered into on December 11, 2007.

10.5	Termination of Registration Rights Agreement, entered into on December 11, 2007.

99.1	Press Release dated December 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRALFROG, INC.

Date: January 9, 2008	By:	/s/ Mel Schrieberg
	Name:	Mel Schrieberg
	Title:	Chief Executive Officer